Calculation of Filing Fee Tables
S-8
Evolent Health, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	Other	7,126,000	$ 8.05	$ 57,364,300.00	0.0001531	$ 8,782.47
Total Offering Amounts:						$ 57,364,300.00		$ 8,782.47
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 8,782.47
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 shall also cover any additional shares of Class A common stock, par value $0.01 per share (the "Common Stock"), of Evolent Health, Inc. (the "Registrant") that become issuable under the Evolent Health, Inc. 2015 Omnibus Incentive Compensation Plan, by reason of any stock dividend, stock split, recapitalization or any other similar transaction that results in an increase in the number of the Registrant's outstanding shares of Common Stock. (2) Estimated in accordance with Rule 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on June 3, 2025.